B Packer

CONTRACT

Rotterdam, August 10, 2006.

D.T. Drinks, LLC a wholly owned subsidiary of Drinks Americas Inc. a United States Corporation with its principal place of business at 372 Danbury Road, Suite 163, Wilton, CT 06897 (hereinafter referred to as ("DKAM"), on the one hand and

A.H. Wanders B.V. a Dutch based corporation with its principal place of business at Soerweg 7, 3088 GR Rotterdam (hereinafter referred to as "Wanders"), on the other hand, have entered into the following Contract.

RECITALS

A. DKAM is the exclusive licensor of the Trademark TRUMP for the category of spirits worldwide and is a licensed United States Importer.

B. Wanders is a licensed producer of spirits in the Netherlands and desires to produce vodka and other alcohol beverages to be sold under the TRUMP trademark (hereinafter known as the "PRODUCT").

C. DKAM wishes to purchase or have its designated distributors purchase the PRODUCT in the Netherlands to ship to the United States and other markets selected by DKAM.

D. Wanders wishes to produce the PRODUCT under the terms and conditions contained within this Contract and to act as DKAM's appointed sales agent in the Benelux Countries to be specifically identified on Schedule B, at mutually agreed price and margin structure on Schedule C.

E. Wanders warrants that it has the capabilities and legal authority to produce the PRODUCT and sell same in the Benelux Territory under the terms and conditions of this Contract and its Distributor Addenda.

In consideration of mutual covenants contained herein the parties do hereby agree as follows:

1. RIGHTS AND OBLIGATIONS OF THE PARTIES

1.1. Wanders will produce and ship the PRODUCT from his bounded warehouse to an appointed bounded warehouse prior for shipping within (30) days of receipt of a purchase order from the DKAM and in accordance with all terms and conditions contained in this Contract.

1.2. DKAM will provide Wanders with a six (6) month production forecast which will be updated every three (3) months.

1.3 Wanders will make its best efforts to meet the production quantities outlined in Drinks annual and six month forecast which will be updated both monthly and every three months. If any time from the date after six months from the first production, Wanders is unable to produce and ship the specified number of cases on a monthly basis Drinks has the right to put into motion its crisis alternative production plan and commence alternative production sources.

2. PURCHASE QUANTITIES AND CONDITIONS

2.1. DKAM will place purchase orders for the PRODUCT on FOT Rotterdam (INCO Terms 2000). The purchase order will be faxed to AHW and the original will be sent to the legal address of Wanders. The purchase order will contain the following information:

2.1.1. The number of cases.
2.1.2. The size of bottles contained in the case.
2.1.3. The price per case.
2.1.4. The name and the legal address of DKAM

2.2 DKAM will have the right to inspect and approve product quality for adherence to product manufacturing standards and specifications

2.3 DKAM and Wanders will mutually inspect and each have the right to approve product components to insure they meet product standards and quality specifications.

2.4 Wanders will specially itemize the production price for each product size by component in Schedule A. This list will be keep updated as necessary.

3. PRICE

3.1. The price is understood to be FOT Rotterdam (Incoterms 2000), including the cost of tare, packing and marking.

3.2. The parties to this contract agree that the price for alcohol and bottling costs will be for the 50 ml = 0.55 euro per bottle,
750 ml = 2.00 euro per bottle
1000 ml = 2.25 euro per bottle
1750 ml = 4.25 euro per bottle

3.2.1. It is agreed that the cost of alcohol will be reviewed quarterly and adjustment to the FOT price will be based on the present price of alcohol.
3.2.1. It is agreed that no more than thirty day (30) after the last day of the year the production costs will be reviewed and will increase / decrease according the yearly price index.

3.3 All packaging materials will be sourced and purchased by DKAM except where otherwise mutually agreed to by DKAM and Wanders.

3.3.1. DKAM will purchase or provide letter of credit or an agreed combination therein, the following packaging items after quality and price is approved: Caps, corks, cartons and inserts.
3.3.2 Pallets will be purchased by Wanders and invoiced against cost price to DKAM.

4. PRODUCT QUALITY

4.1. Wanders warrants that the quality of the PRODUCT sold under this Contract will correspond to the applicable laws of the United States, as they apply to the definition and quality of vodka and to the standards of other Countries where the PRODUCT is shipped.

5. PACKING AND MARKING.

5.1. The PRODUCT sold under this Contract will be packed in export quality cartons containing six (6) bottles of seven hundred and fifty ML (750), one Liter (1), three (3) bottles of the 1.75 Liter size and one hundred twenty (120) bottles of fifty ML (50).

5.2. Each carton and bottle shall be labeled in the manner required to meet the importation requirements of the United States and other countries.

5.3 Each carton will have separators when needed that will prevent the bottles from touching each other.

6. TERMS OF DELIVERY

6.1. Wanders will deliver the PRODUCT in accordance with the Terms of this Contract.

6.2. The date of the custom document (AGD document) is to be considered as the date of delivery of the PRODUCT.

6.3. As terms of delivery read FOT, DKAM will take care of transport insurance as from the moment goods leave the plant in Rotterdam The Netherlands

7. THE ACCEPTANCE OF THE PRODUCT

7.1. Claims with respect to the quality and the quantity can be presented within six (6) months commencing from the date of delivery of the PRODUCT and Wanders will reply to these claims not later than three (3) months from the date of receipt of these claims.

7.2. No claims for any shipment allow DKAM the right to refuse other shipments of the PRODUCT under this Contract or the right to make any deductions from the affected invoice or future invoices.

8. TERMS OF PAYMENT

8.1. Payment for the PRODUCT delivered under this Contract will be made in full amount of Wanders's invoice in Euros.

> 8.1.1. DKAM will transfer fifty percent (50%) of the value of the purchase order to the bank specified by Wanders within forty-eight (48) hours of placement of the purchase order with Wanders or will make payment arrangements with parts and suppliers as may be mutally agreeable between DKAM and Wanders.
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> 8.1.2. The balance of the invoice will be covered by an irrevocable letter of credit which

will be released after presentation of the custom document (AGP document) from the appointed bounded warehouse. A copy of this document is send by fax message to our bank and to DKAM indicating the delivery from the goods to the appointed bonded warehouse.

8.2. Wanders will deliver to DKAM office or any other address selected by DKAM a set of copy documents via telefax within two (2) days after the shipping company has handed over the original documents. The original documents will be forwarded to DKAM via messenger service at the same day as the fax message. These documents will include:

> 8.2.1. Wanders's invoice — In triplicate.
> 8.2.2 Bill of lading two originals, one copy
> 8.2.3. Certificate of quality— one original and one copy for the first shipment made under this contract.
> 8.2.4. After the first Certificate of quality is issued, the distillery will make available to DKAM upon request by DKAM, Wanders's internal quality records.
> 8.2.5. FDA number on the commercial invoices.

8.3. If DKAM notifies Wanders that there are any errors in the documents, Wanders will resolve the discrepancy and correct the documents if in fact they are in error.

9. TERMS AND CONDITIONS.

9.1. This Contract shall become effective as of the date of signing pursuant to the other provisions of the Contract and shall remain in effect until December 31, 2016.
9.2. This Contract shall be renewable for an additional term of ten (10) years if DKAM and Wanders reach a mutually acceptable agreement to renew the Agreement by July 1, 2016. If the renewal does not occur, the Contract will expire on December 31, 2016.

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9.3. Additional renewals will be negotiated within one hundred and twenty (120) days prior to the expiration date of the prior renewal.

9.4. In the event of any material breach of this Contract, the party not in breach, shall be entitled to terminate this Contract by written notice to the party in breach if, within ninety (90) days after written notice is given to said party in breach informing them of the breach. The party in breach will have ninety (90) days to cure such breach prior to termination.

9.5. Each party to this Contract shall be entitled to terminate this Contract in the event that the other party is dissolved or is declared insolvent or bankrupt.

9.6. Termination of this Contract shall not release either party from any liability which at the time of such termination has already accrued to the other party.

10. TRADEMARKS.

10.1. Wanders recognizes that the TRUMP trademark and all intellectual property associated with said mark is owned exclusively by DKAM and this contract conveys no rights or licenses to the Trademark to Wanders.

11. REPRESENTATIONS AND WARRANTIES OF WANDERS.

11.1. Wanders hereby represents and warrants to DKAM as at the date of this Contract as follows:

11.1.1 Wanders is a corporation duly organized, validly existing and in good standing under the laws of the Netherlands and (ii) has full power, authority and legal right to execute and deliver this Contract and to perform its obligations hereunder.

11.1.2 There is no action or proceeding, nor is there any threat of an action or proceeding, that would adversely affect Buyer's performance hereunder.

11.1.3 Other than consents, authorizations, filings, notices and other acts that have been obtained or anticipated in this Contract, no consent or authorization of, filing with, notice to or other act by or in request of, any governmental authority or any other person, in the name of Wanders is required in connection with the execution delivery, performance, validity or enforceability of this Agreement.

12. REPRESENTATIONS AND WARRANTIES OF DKAM

12.1. DKAM hereby represents and warrants to Wanders as at the date of this Contract as follows:

12.1.1 DKAM is a corporation duly organized, validly existing and in good standing under the laws of the United States and (ii) has full power, authority and

legal right to execute and deliver this Contract and to perform its obligations hereunder.

12.1.2 Other than consents, authorizations, filings, notices and other acts that have been obtained or anticipated in this Contract, no consent or authorization of, filing with, notice to or other act by or in request of, any governmental authority or any other person, in the name of DKAM is required in connection with the execution delivery, performance, validity or enforceability of this Agreement.

13. ARBITRATION

13.1. Any disputes or differences arising in connection with this Contract or the breach, termination or invalidity thereof, shall be settled by arbitration. The arbitration will occur in the Hague in accordance with the International Chamber of Commerce arbitration rules. The arbitration will be conducted in the English language.

14. JURY TRIAL

14.1 The Parties to this contract agree that under no circumstances, with the exception of acts deemed felonies under the laws of the United States and the Netherlands, will the Parties resolve any disputes in a State or Federal court of law in the United States, the Netherlands or any other jurisdiction.

15. FORCE MAJEURE

15.1. In the event either party to this Contract is prevented from or delayed in the performance of any of its obligations by reasons of acts of God, war, strikes, riots, fires or any other cause whatsoever beyond the reasonable control of the party, the party so prevented or delayed shall be excused from the performance of any such obligation during the period of such prevention or delay. The prevented party is obliged to inform the other party to this Contract of any above mentioned conditions within thirty (30) days of the occurrence of said event.

15.2. If these circumstance continue for more than sixty (60) days, DKAM shall have right to cancel the Contract completely or partially without any obligations of reimbursement of any possible damages incurred by Wanders.

16. OTHER CONDITIONS

16.0. No amendments or changes or additions to this Contract shall be effected unless reduced to righting and executed by duly authorized representatives of each party to the Contract.

16.1. A waiver expressed or implied, by either of the parties to the Contract or any right included in the Contract or any failure to perform or breach by the other party shall not

constitute or be deemed to the waiver of any other right in the Contract or of any other failure to perform or breach hereof be such other party whether of a similar or dissimilar nature thereto.

16.2. DKAM shall secure for the shipment of the PRODUCT all import licenses and permits required for the importation of the PRODUCT into the United States and other countries if and when the PRODUCT is sold in these countries.

16.3 Wanders shall secure for their account all export licenses and permits to ensure the exportation from the Netherlands.

16.4. Nothing in this Contract shall create or be deemed to create any relationship of agency, partnership or joint venture between DKAM and Wanders.

16.5. Neither party to this Contract shall have right to assign to any third party their rights and obligations under or in connection with this Contract without the express written consent of the other Parties.

16.6. All notices and other communications hereunder shall be made in writing by registered air mail or courier to the legal address of the parties or some other address as may from time to time be designated to the other party in writing and any notice and other communications shall be deemed to have been served on the date received by the addressed party.

16.7. This Contract and its accompanying Addenda sets forth the entire understanding of the parties hereto with respect to this subject matter hereof supersede to any previous understandings and agreements, written or oral, with the parties hereto may have reached with respect to the subject matter hereof.

16.8. This Contract is comes into force from the date of signing and will be valid until December 31, 2016.

16.9 Drinks has the option of right of first refusal to purchase Wanders should it become for sale. Such right will be secured by the issuing of 100,000 shares of DKAM stock to Wanders or its designated principals. The terms of this purchase option shall become an amendment to this contract. The option will be executed within ninety days (90) after written notice from Wanders concerning the eventual sale.

17. All Trump information and formulations remain proprietary and are confidential information. All inquires regarding Trump Vodka are to be directed to designated Drinks personel. Wanders will release no photos, likenesses or images of Trump without the express approval of DKAM.

18. Production library will inventory and record each production run of Trump product. A sample of the distillery base alchohol utilized for the production build will be inventoried and labeled with appropriate data.

17. LEGAL ADDRESSES OF THE PARTIES

If A.H. Wanders B.V.: Soerweg 7 3088 GR Rotterdam The Netherlands	If Drinks Americas Inc./ D.T. Drinks LLC: 372 Danbury Road Suite 163 Wilton, CT 06897 U.S.A.
By: René Vriends Its: Managing Director	By: J. Patrick Kenny Its: President / CEO

Blank on purpose.

SCHEDULE: A: as per August 10, 2006

Production price per box 750 ml

Box: 1.70 euro
Insert: 1.20 euro
Corks: 1.65 euro
Capsules: 0.888 euro
Bottling and product: 12,-

Production price per box 1 liter

Box: 1.85 euro
Insert: 1.30 euro
Corks: 1.65 euro
Capsules: 0.888 euro
Bottling and product: 13.50 euro

Production price per box 1.75 liter

Box: 2.85 euro
Insert: 1.65 euro
Corks: 0.987 euro
Capsules: 0.681 euro
Bottling and product : 12.75 euro

Production price per box50 ml

Box: 2.65 euro
Inserts: 1.92 euro
Caps: 1.32 euro
Bottling and product: 66.00 euro

SCHEDULE B:

Will be complete after signing the contract and as soon as Trump Vodka is introduced in the USA

SCHEDULE C:

Will be complete after signing the contract and as soon as Trump Vodka is introduced in the USA